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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-46260 and No. 33-46261 of Springs Industries, Inc., on Form S-8 of our report dated February 1, 1999, incorporated by reference in this Annual Report on Form 10-K of Springs Industries, Inc., for the year ended January 2, 1999.



DELOITTE & TOUCHE LLP

Charlotte, North Carolina

March 30, 1999


















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